Exhibit 99.1

February 4, 2009

HARMAN INTERNATIONAL REPORTS SECOND QUARTER FY 2009 RESULTS, QUARTERLY DIVIDEND

●	Weak market conditions and unfavorable currency exchange contribute to quarterly net loss
●	Over 900 jobs reduced during first half and additional 1100 jobs to be cut by July 2009
●	Balance sheet and cash position remain strong
●	Automotive projects on track and several dozen award-winning products introduced
●	Preliminary goodwill impairment charge of $325 million

Contact:  Robert V. Lardon
Vice President, Strategy & Investor Relations
203.328.3517
robert.lardon@harman.com

Stamford, CT, February 4, 2009 – Harman International Industries, Incorporated (NYSE: HAR) today announced results for the second quarter ended December 31, 2008.  Net sales for the second quarter were $756 million, a 29 percent decrease compared to $1.066 billion for the same period last year.  Loss per diluted share in the second quarter was ($5.41) compared to earnings of $0.68 in the same period last year.  Excluding restructuring, merger-related costs and preliminary goodwill impairment charges, non-GAAP loss per diluted share was ($0.18) for the second quarter compared to non-GAAP earnings of $0.74 for the same period last year.

“We are clearly feeling the impact of the current economic turmoil and its effect on buyer confidence,” said Dinesh C. Paliwal, Chairman and CEO. “To align our costs and capacity with this lower demand, we have reduced employment by more than 900 during the first half of this fiscal year – mostly in the US and UK.  We intend to reduce another 1,100 jobs within this fiscal year. Simultaneously, we are strengthening our footprint in the emerging markets, shifting some of the manufacturing and engineering activities to our newly-established operations in China, India, Hungary and Mexico.  We continue to invest in new products and R&D, and we intend to emerge as a more competitive company as we carefully manage our strong balance sheet and execute on our $400 million STEP Change cost savings program.”

FY 2009 Q2 Key Figures – Total Company	Three Months Ended December 31				Six Months Ended December 31
			Increase (Decrease)				Increase (Decrease)
$ millions (except per share data)	Q2 09	Q2 08	Including Currency Changes	Excluding Currency Changes[2]	1stHalf 09	1st Half 08	Including Currency Changes	Excluding Currency Changes[2]
Net sales	756	1,066	(29%)	(24%)	1,625	2,013	(19%)	(19%)
Gross profit	177	301	(41%)	(37%)	419	566	(26%)	(25%)
Percent of net sales	23.4%	28.3%			25.8%	28.1%
Operating income (loss)	(367)	61	(703%)	(759%)	(334)	102	(427%)	(433%)
Percent of net sales	(48.5%)	5.7%			(20.6%)	5.1%
Net Income (loss)	(317)	43	(839%)	(901%)	(294)	79	(470%)	(474%)
Diluted earnings (loss) per share	(5.41)	0.68			(5.02)	1.23

Restructuring & merger-related costs	25	9			36	15
Goodwill impairment charge	325	0			325	0
Gross profit[1]	179	301	(41%)	(36%)	427	566	(25%)	(24%)
Percent of net sales[1]	23.7%	28.3%			26.3%	28.1%
Operating income (loss)[1]	(16)	70	(123%)	(124%)	27	117	(77%)	(76%)
Percent of net sales[1]	(2.1%)	6.6%			1.7%	5.8%
Net Income (loss)[1]	(10)	46	(120%)	(121%)	20	88	(79%)	(79%)
Diluted earnings (loss) per share[1]	(0.18)	0.74			0.34	1.36
Shares outstanding - diluted (in millions)	59	63			59	65
1,2 A non-GAAP measure, see reconciliations of non-GAAP measures later in this release.

Summary of Operations

Net sales for the quarter ended December 31, 2008 were $756 million, a 29 percent decrease compared to the prior year period.  All three segments reported lower sales compared to the same period in the prior year.  Exclusive of changes in foreign currency translation, net sales were 24 percent lower than the same period in the prior year.  The Company experienced lower net sales as a result of deterioration in overall economic conditions within the automotive, consumer, and professional markets.

Gross profit as a percentage of net sales, on a non-GAAP basis, decreased by 4.6 percentage points to 23.7 percent for the quarter ended December 31, 2008 compared to 28.3 percent of sales in the same period last year. The reduction is primarily related to under-absorption of production resources as a result of lower sales volume and the effect of new product launches. Existing programs focused on sustainable productivity improvements are now being augmented by additional measures to align the Company’s cost structure with the current market conditions. These programs will provide improved absorption of production resources and improved margin levels when demand returns.

SG&A expenses, on a non-GAAP basis, decreased $35.9 million when compared to the same period in the prior year ($231 million vs. $195 million), of which $14.4 million was due to foreign currency conversion. The decrease reflects the benefits from restructuring programs and additional cost control measures. Engineering, a significant component of SG&A, decreased to $84.3 million for the quarter ended December 31, 2008 compared to $100.4 million in the same period last year. Of the total $16.1 million reduction, $7.2 million was related to changes in foreign exchange rate conversion.

Operating loss as a percentage of sales on a non-GAAP basis was (2.1%) compared to income of 6.6% in the same period last year.  On a GAAP basis, operating loss for the quarter ended December 31, 2008 was ($366.5) million, or (48.5) percent of sales, compared to an income of $60.8 million, or 5.7 percent of sales in the same period last year.  During the three months ended December 31, 2008, we experienced a significant decline in our market capitalization as deteriorating economic conditions and negative industry trends adversely affected our business.  We concluded that the events that had occurred during the three months ended December 31, 2008, whereby the net assets exceeded market capitalization, required us to perform an interim period goodwill impairment test in accordance with SFAS 142. As a result of our impairment test, the Company took a preliminary charge of $325 million to reflect the fact that the carrying value of the net assets exceeded its market capitalization. In addition, the Company incurred $25.3 million of restructuring related expenses in support of STEP Change program initiatives.

The Company’s liquidity position remains solid.  At December 31, 2008, the cash and cash equivalents balance was $182 million compared to $159 million for the same period last year.   Also at December 31, 2008 the Company had a $300 million revolving credit facility with favorable pricing through June 2010, of which $252 million was available.  The Company’s balance sheet is strong.  In addition to the revolver, the Company has $400 million in convertible notes with a coupon of 1.25% due in October 2012.

The Company has declared a cash dividend of $.0125 per share for the second quarter ended December 31, 2008.  The quarterly dividend will be paid on March 2, 2009 to each stockholder of record as of the close of business on February 15, 2009.

Automotive Division

FY 2009 Q2 Key Figures – Automotive	Three Months Ended December 31				Six Months Ended December 31
			Increase (Decrease)				Increase (Decrease)
$ millions	Q2 09	Q2 08	Including Currency Changes	Excluding Currency Changes[2]	1st Half 09	1st Half 08	Including Currency Changes	Excluding Currency Changes[2]
Net sales	517	720	(28%)	(23%)	1,134	1,393	(19%)	(18%)
Gross profit	101	185	(45%)	(40%)	255	360	(29%)	(28%)
Percent of net sales	19.6%	25.7%			22.5%	25.8%
Operating income (loss)	(320)	34	(1043%)	(1154%)	(300)	79	(482%)	(487%)
Percent of net sales	(61.9%)	4.7%			(26.4%)	5.6%

Restructuring & merger-related costs	7	0			16	1
Goodwill impairment charge	290	0			290	0
Gross profit[1]	103	185	(45%)	(40%)	262	360	(27%)	(26%)
Percent of net sales[1]	19.9%	25.7%			23.1%	25.8%
Operating income (loss)[1]	(23)	34	(167%)	(175%)	6	79	(92%)	(92%)
Percent of net sales[1]	(4.5%)	4.8%			0.6%	5.7%
1,2 A non-GAAP measure, see reconciliations of non-GAAP measures later in this release.
Note: Prior year segment results reflect restatement of QNX business into Other.

Automotive net sales for the quarter ended December 31, 2008 decreased $203 million, or 28 percent compared to the same period last year.  Foreign currency translation had a negative impact on net sales of $52.4 million during the quarter.  Sales were impacted by lower production volumes and extended plant shut downs by some major automakers.  The previously disclosed change in sourcing strategy at Mercedes Benz also negatively affected sales.

Automotive gross profit as a percentage of net sales, on a non-GAAP basis, was 19.9 percent compared to 25.7 percent in the same period last year.  The margin decline was primarily due to under-absorption of production resources as sales volumes declined faster than cost savings could be realized.  Product mix due to new product launches also impacted margins.

SG&A expenses, on a non-GAAP basis, were down $25.1 million compared with the prior year ($151 million vs. $126 million), of which $11.6 million was due to foreign exchange.

The Automotive division continues to execute on its order backlog.   Our recently launched infotainment system for the Peugeot 407 Series was officially introduced into the European Market during the second quarter. Our new mid-level infotainment systems for the next generation Mercedes E-Class was released for production in December 2008. This new E-Class system will be the first mid-system in the market with full map navigation.  A test phase evaluation of new infotainment systems for the BMW 7 Series drew praise from customer officials.  Harman’s Porsche Communications Management System was selected by the Association of German Engineers as the “Friendly User Award Winner 2008” for its intuitive user interface. Hyundai’s flagship Genesis sedan, equipped with the Company’s Lexicon sound system and fully integrated premium infotainment systems won the coveted “North American Car of the Year” award.

Harman was selected by Mercedes-Benz to supply a hybrid mid-level navigation system combining the benefits of a conventional Portable Navigation Device with the complete functionality of a fully integrated in-dash infotainment system. The Company will supply this innovative system solution for eight Mercedes models starting in the latter half of 2010. The Company was also selected to provide the branded audio systems for the next generation Land Rover Discovery and Range Rover Sport models, scheduled for dealer showrooms in 2011.

Consumer Division

FY 2009 Q2 Key Figures – Consumer	Three Months Ended December 31				Six Months Ended December 31
			Increase (Decrease)				Increase (Decrease)
$ millions	Q2 09	Q2 08	Including Currency Changes	Excluding Currency Changes[2]	1st Half 09	1st Half 08	Including Currency Changes	Excluding Currency Changes[2]
Net sales	120	184	(35%)	(31%)	226	303	(26%)	(25%)
Gross profit	27	49	(44%)	(40%)	54	77	(29%)	(28%)
Percent of net sales	22.9%	26.4%			24.1%	25.3%
Operating income (loss)	(25)	17	(241%)	(255%)	(26)	14	(279%)	(297%)
Percent of net sales	(20.5%)	9.5%			(11.4%)	4.7%

Restructuring & merger-related costs	5	0			5	0
Goodwill impairment charge	23	0			23	0
Gross profit[1]	27	49	(44%)	(40%)	54	77	(29%)	(28%)
Percent of net sales[1]	22.9%	26.4%			24.1%	25.3%
Operating income[1]	3	17	(83%)	(81%)	2	14	(83%)	(81%)
Percent of net sales[1]	2.5%	9.5%			1.1%	4.7%
[1,2] A non-GAAP measure, see reconciliations of non-GAAP measures later in this release.

Consumer net sales for the quarter ended December 31, 2008 decreased $63.8 million, or 34.7 percent, compared to the same period last year.  Foreign currency translation had a negative impact on net sales of $9.2 million during the quarter.  The consumer retail environment continues to show a precipitous decline.  The decline in net sales from the same period in the prior year is primarily attributable to poor economic conditions in the US and Europe.

Consumer gross profit as a percentage of net sales, on a non-GAAP basis, decreased 3.5 percentage points for the quarter ended December 31, 2008 compared to the same period last year.  The decrease in gross margin was a result of under-absorption of fixed costs because of lower sales volumes and inventory write-downs primarily related to the exit of the PND market.

Consumer SG&A, on a non-GAAP basis, decreased by $6.8 million when compared to the same period in the prior year ($31 million vs. $24 million), primarily due to benefits of workforce restructuring projects, lower external marketing expense and favorable foreign currency conversion.

The Company’s Consumer brands continue to draw high praise from leading publications and industry organizations.  The ultra premium Mark Levinson Series 53 reference amplifier was awarded the Stereo Sound Grand Prix Award for 2008 by Japan’s leading audiophile magazine.  The Harman Kardon 7550HD high definition home theater system earned a Best of Innovations at the recent Consumer Electronics Show and the HKTS 15 surround sound system was ranked Number One in its category by Consumer Reports.  The JBL Control Now speaker series won the International Design Forum’s Product Design Award for 2009.

In cooperation with its partners, the Company has inaugurated two flagship retail ventures in the Middle East and Asia.  A 16,000 sq. ft. harmanhouse showroom opened in Dubai by distribution partner Harman Middle East, offering customers the largest interactive multimedia outlet in the region.  Harman’s distributor in India, Sahil International, opened the country’s largest specialty audio showroom, the JBL Entertainment Lounge, in New Delhi.

In early January, the Company announced it will consolidate its Consumer division operations in the United States, resulting in the closure of its Woodbury, New York facility by June 30, 2009.

Professional Division

FY 2009 Q2 Key Figures – Professional	Three Months Ended December 31				Six Months Ended December 31
			Increase (Decrease)				Increase (Decrease)
$ millions	Q2 09	Q2 08	Including Currency Changes	Excluding Currency Changes[2]	1st Half 09	1st Half 08	Including Currency Changes	Excluding Currency Changes[2]
Net sales	109	152	(28%)	(26%)	246	297	(17%)	(16%)
Gross profit	42	60	(30%)	(29%)	97	116	(17%)	(16%)
Percent of net sales	38.5%	39.7%			39.4%	39.1%
Operating income	6	23	(74%)	(74%)	27	43	(38%)	(39%)
Percent of net sales	5.5%	15.2%			10.9%	14.6%

Restructuring & merger-related costs	6	0			6	0
Goodwill impairment charge	0	0			0	0
Gross profit[1]	43	60	(29%)	(27%)	98	116	(16%)	(15%)
Percent of net sales[1]	39.2%	39.7%			39.7%	39.1%
Operating income[1]	12	23	(47%)	(47%)	33	43	(24%)	(24%)
Percent of net sales[1]	11.2%	15.2%			13.5%	14.7%
[1,2] A non-GAAP measure, see reconciliations of non-GAAP measures later in this release.

Professional net sales for the quarter ended December 31, 2008 decreased $42.8 million, or 28.2 percent compared to the same period last year.  Foreign currency translation had a negative impact on net sales of $4.9 million during the quarter. The decrease in sales compared to the same period last year was primarily due to poor economic conditions affecting demand for our Professional brands.

Despite this lower volume, gross margins in the Professional division declined only 0.5 percentage points for the quarter ended December 31, 2008 compared to the same period in the prior year.  This reflects the impact of early cost reduction initiatives and improved mix through the introduction of new products.

Professional SG&A, on a non-GAAP basis, decreased by $6.6 million ($37 million vs. $30 million), due to lower selling expenses and tight cost controls implemented across all business units.

The Professional division continues to earn the loyalty of leading tour artists, with recent installations supporting such names as Neil Diamond, Bruce Springsteen, Rihanna and Chris Brown.   The Company’s audio systems were featured at the January 20th Presidential Inauguration which is believed to be the world’s largest outdoor civic event audience ever served by a sound reinforcement system estimated at more than two million people.

Some 70 percent of the more than 300 new cinema screens installed in the United States during the fiscal second quarter were equipped with Harman professional audio systems. The Canberra Stadium in Australia will open its 2009 soccer and rugby seasons with a new Harman sound system.  The Company’s systems are also featured in the new Grammy Museum which opened last December in Los Angeles and Harman will serve as Official Sound Partner during the 51st annual Grammy Awards to be telecast on February 8, 2009.

The Professional division launched some 40 new products during a recent conference of its global representatives and distributors and the subsequent National Association of Music Merchants (NAMM) exhibition which drew more than 85,000 visitors to Los Angeles.

Other (QNX and Corporate)

FY 2009 Q2 Key Figures – Other	Three Months Ended December 31				Six Months Ended December 31
			Increase (Decrease)				Increase (Decrease)
$ millions	Q2 09	Q2 08	Including Currency Changes	Excluding Currency Changes[2]	1st Half 09	1st Half 08	Including Currency Changes	Excluding Currency Changes[2]
Net sales	10	10	(6%)	(5%)	19	20	(1%)	(1%)
Gross profit	6	7	(14%)	(13%)	13	13	(4%)	(4%)
Percent of net sales	63.3%	69.4%			66.0%	68.1%
Operating income (loss)	(28)	(14)	(104%)	(104%)	(36)	(34)	(5%)	(5%)
Percent of net sales	(281%)	(130%)			(184%)	(174%)

Restructuring & merger-related costs	7	9			8	14
Goodwill impairment charge	13	0			13	0
Gross profit[1]	6	7	(14%)	(13%)	13	13	(4%)	(4%)
Percent of net sales[1]	63.3%	69.4%			66.0%	68.1%
Operating income (loss)[1]	(8)	(4)	(79%)	(80%)	(15)	(20)	26%	26%
Percent of net sales[1]	(81.1%)	(42.8%)			(77.4%)	(103.0%)
[1,2] A non-GAAP measure, see reconciliations of non-GAAP measures later in this release.

Harman’s industry-leading operating system and middleware company, QNX, continued to expand its markets and applications. It has earned several prestigious and highly competitive awards; most noteworthy was Intel’s “Award of Excellence, Most Innovative Software”, for Intel Atom Processor for the QNX fastboot technology.  QNX also successfully deployed its software technology in Harris Corporation’s Falcon III tactical radios, the first and only radio to be certified as fully compliant with version 2.2 of the Software Communications Architecture of the Joint Tactical Radio System (JTRS SCA). QNX continues to be the leading software solution supplier to automotive and various other complex processing technology companies globally. Significant recent orders came from Cisco Systems (US), Ortho Clinical Diagnostics (US), Nokia Siemens Networks (Germany) and Omron Corporation (Japan).

SG&A expenses within Other, on a non-GAAP basis, increased in dollar terms by $2.5 million for the quarter ended December 31, 2008 compared to the same period last year.  The increase is primarily related to investments in brand advertising and an infrastructure support tool for the STEP Change productivity improvement program.

Strategic Initiatives

The Company continues to execute on its STEP Change program, which is expected to deliver some $400 million in cost and productivity improvements by 2011.  More than 240 separate program measures are being driven by dedicated regional project managers, an executive-level steering committee and an online financial tracking system that provides real-time transparency. The break down of the $400 million in cost productivity improvements by Divisions is as follows: Automotive ($310 million), Consumer ($40 million), Professional ($40 million) and Other ($10 million).

By the close of the current fiscal year, the Company will have eliminated more than 2,000 jobs, representing more than 15 percent of its workforce. The Company is shifting some capacity to the emerging markets as part of its global footprint optimization.

To preserve cash, the Company has instituted tougher expense controls and higher hurdle rates for capital project approval.  Expense controls include a hiring freeze, major reductions in travel expenses, unpaid shutdowns in various factories, and suspension of its company matching 401(k) contributions.

“This challenging economic environment has forced us to make some difficult decisions, but we are taking the actions necessary to align our cost structure with market demand,” said Dinesh Paliwal.  “We are committed to managing the Company’s resources to sustain and grow shareholder value. We will leave no stone unturned in order to emerge from the current economic cycle as a much stronger company in both productivity and innovation.”

Investor Call on February 4, 2009

NOTE:  For reference during its analyst and investor conference call, the Company has posted a set of informational slides on its web site at www.harman.com and accompanying this press release on www.businesswire.com.

At 4:40 p.m. EST today, Harman's management will host an analyst and investor conference call to discuss the second quarter results. Those who wish to participate in the call should dial (800) 288-8967 (US) or +1 (612) 332-0718 (International), and reference Harman International.

A replay of the call will also be available following the completion of the call at approximately 6:40 p.m. EST. The replay will be available through February 18, 2009. To listen to the replay, dial (800) 475-6701 (US) or +1 (320) 365-3844 (International), Access Code: 983450. AT&T will also web-cast the presentation.

The web-cast can be accessed at http://65.197.1.15/att/confcast, enter the Conference ID 983450 and type GO. There will also be a link to the web-cast at www.harman.com.  Participation through the web-cast will be in listen-only mode. If you require technical assistance, call the toll-free AT&T Conference Casting Support Help Line at (888) 793-6118 (US) or +1 (678) 749-8002 (International).

General Information

Harman International (www.harman.com) designs, manufactures and markets a wide range of audio and infotainment products for the automotive, consumer and professional markets. The Company maintains a strong presence in the Americas, Europe and Asia and employs approximately 11,000 people worldwide. The Harman International family of brands spans some 15 leading names including AKG®, Audioaccess®, Becker®, BSS®, Crown®, dbx®, DigiTech®, Harman Kardon®, Infinity®, JBL®, Lexicon®, Mark Levinson®, Revel®, QNX®, Soundcraft® and Studer®.  The Company’s stock is traded on the New York Stock Exchange under the Symbol HAR.

A reconciliation of the non-GAAP measures included in this press release to the most comparable GAAP measures is provided in the tables contained at the end of this press release.

Forward-Looking Information

Except for historical information contained herein, the matters discussed are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act.  One should not place undue reliance on these statements.  We base these statements on particular assumptions that we have made in light of our industry experience, as well as our perception of historical trends, current market conditions, current economic data, expected future developments and other factors that we believe are appropriate under the circumstances.  These statements involve risks and uncertainties that could cause actual results to differ materially from those suggested in the forward-looking statements, including but not limited to (1) our ability to successfully implement our strategic initiatives and to achieve the intended benefits of those initiatives; (2) changes in consumer confidence and general economic conditions in the U.S. and Europe; (3) valuation of certain assets, including goodwill, investments and deferred tax assets, considering recent market conditions; (4) a change in interest rates and availability of financing affecting consumer spending; (5) automobile industry sales and production rates; (6)  our ability to effectively implement our restructuring programs and to realize the intended benefits of these programs; (7) fluctuations in currency exchange rates; (8) the loss of one or more significant customers, including our automotive customers; (9) model-year changeovers and customer acceptance in the automotive industry; (10) our ability to satisfy contract performance criteria at expected profit margins; (11) availability of key components for the products we manufacture; (12) customer acceptance of our consumer and professional products; (13) competition in the automotive, consumer or professional markets in which we operate, including pricing pressures for our products; (14) the outcome of pending or future litigation and other claims, including, but not limited to the current stockholder and ERISA lawsuits or any claims or litigation arising out of our business, labor disputes at our facilities and those of our customers or common carriers; (15) warranty obligations for defects in our products; (16) work stoppages at our facilities or affecting our customers or suppliers; and (17) other risks detailed in Harman International’s Annual Report on Form 10-K for the fiscal year ended June 30, 2008 and other filings made by Harman International with the Securities and Exchange Commission.  We undertake no obligation to publicly update or revise any forward-looking statement.

HARMAN INTERNATIONAL INDUSTRIES, INCORPORATED
GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(000s omitted except per share amounts)
(unaudited)

	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2008	2007	2008	2007
Net sales	$755,875	1,065,610	1,625,065	2,012,572
Cost of sales	579,018	764,486	1,206,278	1,446,873
Gross profit	176,857	301,124	418,787	565,699

Selling, general and administrative expenses	217,955	240,285	427,428	463,419
Goodwill impairment	325,445	-	325,445	-
Operating income (loss)	(366,543)	60,839	(334,086)	102,280

Other expenses:
Interest expense, net	(757)	2,907	(852)	4,317
Miscellaneous, net	39	982	1,028	1,653
Income (loss) before income taxes	(365,825)	56,950	(334,262)	96,310

Income tax expense (benefit)	(48,951)	14,596	(40,600)	18,253
Minority interest	---	(526)	(34)	(1,352)
Net income (loss)	$(316,874)	42,880	(293,628)	79,409

Basic earnings per share	$(5.41)	0.69	(5.02)	1.25
Diluted earnings per share	$(5.41)	0.68	(5.02)	1.23

Shares outstanding – Basic	58,555	62,051	58,539	63,646
Shares outstanding – Diluted	58,555	62,882	58,539	64,623

HARMAN INTERNATIONAL INDUSTRIES, INCORPORATED
CONDENSED CONSOLIDATED BALANCE SHEETS
(000s omitted)
(unaudited)

	December 31,	December 31,
	2008	2007
ASSETS
Current assets
Cash and cash equivalents	$182,016	$159,275
Accounts receivable	395,226	540,641
Inventories	449,883	435,324
Other current assets	231,732	191,107
Total current assets	1,258,857	1,326,347

Property, plant and equipment	551,872	611,139
Goodwill	80,054	421,898
Other assets	320,795	290,725

Total assets	$2,211,578	$2,650,109

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Current portion of long-term debt	$585	$587
Accounts payable	231,345	279,150
Accrued liabilities	468,971	401,543
Total current liabilities	700,901	681,280

Borrowings under revolving credit facility	42,500	177,950
Long-term debt	401,842	402,504
Other non-current liabilities	139,991	149,689

Total shareholders’ equity	926,344	1,238,686

Total liabilities and shareholders’ equity	$2,211,578	$2,650,109

HARMAN INTERNATIONAL INDUSTRIES, INCORPORATED
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND
RECONCILIATION OF GAAP TO NON-GAAP RESULTS
(000s omitted except per share amounts)
(unaudited)

	Three Months Ended
	December 31, 2008
	GAAP	Adjustments		Non-GAAP
Net sales	$755,875	---		755,875
Cost of sales	579,018	(2,184	) (a)	576,834
Gross profit	176,857	2,184		179,041

Selling, general and
Administrative expenses	217,955	(23,066	) (b)	194,889
Goodwill impairment	325,445	(325,445	) (c)	---
Operating income (loss)	(366,543)	350,695		(15,848)

Other expenses:
Interest expense, net	(757)	---		(757)
Miscellaneous, net	39	---		39
Income (loss) before income taxes	(365,825)	350,695		(15,130)

Income tax (benefit) expense	(48,951)	44,082		(4,869)
Minority interest	---	---		---
Net income (loss)	$(316,874)	306,613		(10,261)

Basic earnings per share	$(5.41)			(0.18)
Diluted earnings per share	$(5.41)			(0.18)

Shares outstanding – Basic	58,555			58,555
Shares outstanding – Diluted	58,555			58,555

(a)
Restructuring charges in Cost of Sales in the amount of $2.2 million were recorded during the second quarter of fiscal 2009.  These charges were primarily related to accelerated depreciation due to closure of manufacturing facilities.

(b)
Restructuring charges in SG&A in the amount of $23.0 million were recorded during the second quarter of fiscal 2009.  These charges were taken to increase efficiency in manufacturing, engineering and administrative functions.

(c)	A preliminary goodwill impairment charge of $325.4 million was incurred during the second quarter.

Harman International has provided a reconciliation of non-GAAP measures in order to provide the users of these financial statements with a better understanding of our restructuring and goodwill impairment charges incurred during the second quarter of fiscal 2009.   These non-GAAP measures are not measurements under accounting principles generally accepted in the United States.  These measurements should be considered in addition to, but not as a substitute for, the information contained in our financial statements prepared in accordance with GAAP.

HARMAN INTERNATIONAL INDUSTRIES, INCORPORATED
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND
RECONCILIATION OF GAAP TO NON-GAAP RESULTS
(000s omitted except per share amounts)
(unaudited)

	Six Months Ended
	December 31, 2008
	GAAP	Adjustments		Non-GAAP
Net sales	$1,625,065	---		1,625,065
Cost of sales	1,206,278	(7,795	) (a)	1,198,483
Gross profit	418,787	7,795		426,582

Selling, general and
Administrative expenses	427,428	(27,935	) (b)	399,493
Goodwill impairment	325,445	(325,445	) (c)	---
Operating income	(334,086)	361,175		27,089

Other expenses:
Interest expense, net	(852)	---		(852)
Miscellaneous, net	1,028	---		1,028
Income before income taxes	(334,262)	361,175		26,913

Income tax expense	(40,600)	47,645		7,045
Minority interest	(34)	---		(34)
Net income	$(293,628)	313,530		19,902

Basic earnings per share	$(5.02)			0.34
Diluted earnings per share	$(5.02)			0.34

Shares outstanding – Basic	58,539			58,539
Shares outstanding – Diluted	58,539			58,643

(a)
Restructuring charges in Cost of Sales in the amount of $7.8 million were recorded during the first half of fiscal 2009.  These charges were primarily related to accelerated depreciation due to closure of manufacturing facilities.

(b)
Restructuring charges in SG&A in the amount of $27.9 million were recorded during the first half of fiscal 2009.  These charges were taken to increase efficiency in manufacturing, engineering and administrative functions.

(c)	A preliminary goodwill impairment charge of $325.4 million was incurred during the second quarter.

Harman International has provided a reconciliation of non-GAAP measures in order to provide the users of these financial statements with a better understanding of our restructuring and goodwill impairment charges incurred during the first half of fiscal 2009.   These non-GAAP measures are not measurements under accounting principles generally accepted in the United States.  These measurements should be considered in addition to, but not as a substitute for, the information contained in our financial statements prepared in accordance with GAAP.

HARMAN INTERNATIONAL INDUSTRIES, INCORPORATED
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND
RECONCILIATION OF GAAP TO NON-GAAP RESULTS
(000s omitted except per share amounts)
(unaudited)

	Three Months Ended
	December 31, 2007
	GAAP	Adjustments		Non-GAAP
Net sales	$1,065,610	---		1,065,610
Cost of sales	764,486	---		764,486
Gross profit	301,124	---		301,124

Selling, general and
Administrative expenses	240,285	(9,491	) (a)	230,794
Operating income	60,839	9,491		70,330

Other expenses:
Interest expense, net	2,907	---		2,907
Miscellaneous, net	982	---		982
Income before income taxes	56,950	9,491		66,441

Income tax expense	14,596	5,964		20,560
Minority interest	(526)	---		(526)
Net income	$42,880	3,527		46,407

Basic earnings per share	$0.69	0.06		0.75
Diluted earnings per share	$0.68	0.06		0.74

Shares outstanding – Basic	62,051	62,051		62,051
Shares outstanding – Diluted	62,882	62,882		62,882

(a)
Merger costs, principally investment banking and professional fees, related to our transaction with affiliates of Kohlberg Kravis Roberts & Co. L.P. and GS Capital Partners were incurred during the second quarter in the amount of $9.1 million.  Restructuring charges of $0.3 million were also incurred.

Harman International has provided a reconciliation of non-GAAP measures in order to provide the users of these financial statements with a better understanding of our merger related costs incurred during the second quarter of fiscal 2008.   These non-GAAP measures are not measurements under accounting principles generally accepted in the United States.  These measurements should be considered in addition to, but not as a substitute for, the information contained in our financial statements prepared in accordance with GAAP.

HARMAN INTERNATIONAL INDUSTRIES, INCORPORATED
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND
RECONCILIATION OF GAAP TO NON-GAAP RESULTS
(000s omitted except per share amounts)
(unaudited)

	Six Months Ended
	December 31, 2007
	GAAP	Adjustments		Non-GAAP
Net sales	$2,012,572	---		2,012,572
Cost of sales	1,446,873	---		1,446,873
Gross profit	565,699	---		565,699

Selling, general and
Administrative expenses	463,419	(14,550	) (a)	448,869
Operating income	102,280	14,550		116,830

Other expenses:
Interest expense, net	4,317	---		4,317
Miscellaneous, net	1,653	---		1,653
Income before income taxes	96,310	14,550		110,860

Income tax expense	18,253	5,964		24,217
Minority interest	(1,352)	---		(1,352)
Net income	$79,409	8,586		87,995

Basic earnings per share	$1.25	0.13		1.38
Diluted earnings per share	$1.23	0.13		1.36

Shares outstanding – Basic	63,646	63,646		63,646
Shares outstanding – Diluted	64,623	64,623		64,623

(a)
Merger costs, principally investment banking and professional fees, related to our transaction with affiliates of Kohlberg Kravis Roberts & Co. L.P. and GS Capital Partners were incurred during the six months ended December 31, 2007 in the amount of $13.8 million.  Restructuring charges of $0.7 million were also incurred.

Harman International has provided a reconciliation of non-GAAP measures in order to provide the users of these financial statements with a better understanding of our merger related costs incurred during the first half of fiscal 2008.   These non-GAAP measures are not measurements under accounting principles generally accepted in the United States.  These measurements should be considered in addition to, but not as a substitute for, the information contained in our financial statements prepared in accordance with GAAP.

HARMAN INTERNATIONAL INDUSTRIES, INCORPORATED
RECONCILIATION OF NON-GAAP MEASURES EXCLUDING EFFECT OF FOREIGN CURRENCY TRANSLATION
($000s Omitted)

	Three Months Ended December 31,		Increase
	2008	2007	(Decrease)
Net sales	755,875	1,065,610	(29%)
Effect of foreign currency translation[1]	—	(66,643)
Net sales, excluding effect of foreign currency translation	755,875	998,967	(24%)

Operating income (loss)	(366,543)	60,839	(703%)
Effect of foreign currency translation[1]	—	(5,167)
Operating income (loss), excluding effect of foreign currency translation	(366,543)	55,672	(759%)

Net income (loss)	(316,874)	42,880	(839%)
Effect of foreign currency translation[1]	—	(3,315)
Net income (loss), excluding effect of foreign currency translation	(316,874)	39,565	(901%)

[1]2007 actual results translated at 2008 foreign exchange rates.

Harman International has provided a reconciliation of the non-GAAP measures in the table above to provide the users of the financial statements accompanying this press release with a better understanding of the Company’s performance.  Because changes in currency exchange rates affect our reported financial results, we show the rates of change both including and excluding the effect of these changes in exchange rates.  We encourage readers of our financial statements to evaluate our financial performance excluding the impact of foreign currency translation.  These non-GAAP measures are not measurements under accounting principles generally accepted in the United States.  This measurement should be considered in addition to, but not as a substitute for, the information contained in our financial statements prepared in accordance with GAAP.

HARMAN INTERNATIONAL INDUSTRIES, INCORPORATED
RECONCILIATION OF NON-GAAP MEASURES EXCLUDING EFFECT OF FOREIGN CURRENCY TRANSLATION
($000s Omitted)

	Six Months Ended December 31,		Increase
	2008	2007	(Decrease)
Net sales	1,625,065	2,012,572	(19%)
Effect of foreign currency translation[1]	—	(18,415)
Net sales, excluding effect of foreign currency translation	1,625,065	1,994,157	(19%)

Operating income (loss)	(334,086)	102,280	(427%)
Effect of foreign currency translation[1]	—	(2,011)
Operating income (loss), excluding effect of foreign currency translation	(334,086)	100,269	(433%)

Net income (loss)	(293,628)	79,409	(470%)
Effect of foreign currency translation[1]	—	(963)
Net income (loss), excluding effect of foreign currency translation	(293,628)	78,446	(474%)

[1]2007 actual results translated at 2008 foreign exchange rates.

Harman International has provided a reconciliation of the non-GAAP measures in the table above to provide the users of the financial statements accompanying this press release with a better understanding of the Company’s performance.  Because changes in currency exchange rates affect our reported financial results, we show the rates of change both including and excluding the effect of these changes in exchange rates.  We encourage readers of our financial statements to evaluate our financial performance excluding the impact of foreign currency translation.  These non-GAAP measures are not measurements under accounting principles generally accepted in the United States.  This measurement should be considered in addition to, but not as a substitute for, the information contained in our financial statements prepared in accordance with GAAP.